Exhibit 10.01

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Second Amendment”) to Loan and Security Agreement, dated as of October 28, 2014 (the “Effective Date”), is hereby entered into by and between Hercules Technology III, L.P. (“Lender”), and Neuralstem, Inc., a Delaware corporation (the “Borrower”). Either of the parties named above may be referred to herein as a (“Party”) and collectively, as the (“Parties.”) Any terms not specifically defined herein shall have the definition ascribed to them in the Loan Agreement and Warrant, as defined below.

RECITALS

A.          Whereas, Lender and Borrower have entered into that certain Loan and Security Agreement dated March 22, 2013 (as amended by that certain Acknowledgment, Waiver and Modification Agreement dated June 18, 2013, collectively, the “Loan Agreement”);

B.           Whereas the Parties desire to refinance the Term Loan described in the Loan Agreement; and

C.           Whereas, the Parties desire to amend the Loan Agreement in accordance with the terms of this Second Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1.	Definitions and Schedules.

(a)          New Definitions. The following definitions are hereby inserted alphabetically into Section 1.1, as follows:

“Amortization Date” means October 1, 2015.

“Modified Interest-Only Period” means the period beginning on January 1, 2015 and expiring on the Amortization Date.

“Modified Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 10.00% plus the prime rate as reported in The Wall Street Journal minus 3.25%, or (ii) 10.0%.

“Modified Term Loan Maturity Date” means April 1, 2017.

“Original Warrant” shall mean the Warrant issued by Borrower to Lender on the Closing Date to purchase shares of Borrower’s Common Stock for an aggregate price of $700,000.

“Second Amendment Commitment Fee” means $15,000, which fee is due to Lender on or prior to the Effective Date, and shall be deemed fully earned on such date regardless of the early termination of the Loan Agreement, as amended by this Second Amendment.

“Second Amendment Non-Renewable Facility Charge” means $100,000, representing one percent (1.0%) of the Maximum Term Loan Amount.

“Second Amendment Warrant” shall mean the Warrant issued by Borrower to Lender on the Effective Date to purchase shares of Borrower’s Common Stock for an aggregate price of $200,000.

(b)          Amended Definitions. The following definitions are hereby amended and restated in their entirety as follows:

“Interest-Only Period” means the period beginning on the Closing Date and expiring on December 1, 2013.

“NYSE MKT” means the NYSE MKT or any other national securities exchange.

“Warrant” shall mean both the Original Warrant and the Second Amendment Warrant.

(c)          Schedules. The schedules previously provided to Lender as of the Closing Date are hereby updated and amended, if applicable, as of the Effective Date by the schedules attached to this Second Amendment (“Amended Schedules”).

2.            Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

(a)          Advances. (i) On March 22, 2013, the Borrower drew and the Lender advanced a Term Loan in a principal amount equal to $8,000,000 pursuant to this Agreement, and (ii) subject to the terms and conditions of this Agreement, on the Effective Date, Lender will make, and Borrower agrees to draw, a Term Loan Advance in the principal amount of $10,000,000, a portion of the proceeds of which will refinance the principal amount outstanding under clause (i) above.

3.            Section 2.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)          Advance Conditions. As a condition to requesting the Term Loan Advance described in Section 2.1(a)(ii) above, (i) all of the representations and warranties set forth in Section 5 shall be true in all material respects, and (ii) no Event of Default shall have occurred and be continuing.

4.            Section 2.1(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

(d)          Interest. The principal balance of a Term Loan Advance shall bear interest thereon from such Advance Date until the Effective Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The principal balance of each Term Loan Advance shall bear interest thereon from the Effective Date at the Modified Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate and the Modified Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

5.            Section 2.1(e) of the Loan Agreement is hereby amended in its entirety to read as follows:

(e)         Payment.

(i)          From the Closing Date until the Effective Date. Borrower will pay interest at the Term Loan Interest Rate on each Term Loan Advance on the first day of each month, beginning the month after the Advance Date and continuing during the Interest-Only Period. Beginning on the first day of the month following the expiration of the Interest-Only Period, Borrower shall repay the aggregate Term Loan principal balance that is outstanding on such date in equal monthly installments of principal and interest (mortgage style) amortized over a 30-month schedule.

(ii)         From the Effective Date through the Modified Term Loan Maturity Date. On November 1, 2014 Borrower shall repay the aggregate Term Loan principal balance that is outstanding on such date in a principal installment of $253,357.27 plus interest at the Modified Term Loan Interest Rate, and on December 1, 2014 Borrower shall repay the aggregate Term Loan principal balance that is outstanding on such date in a principal installment of $257,385.11 plus interest at the Modified Term Loan Interest Rate. Beginning on January 1, 2015 and continuing during the Modified Interest-Only Period, Borrower will pay interest on each Term Loan Advance on the first day of each month at the Modified Term Loan Interest Rate. Beginning on the Amortization Date, Borrower shall repay the aggregate Term Loan principal balance that is outstanding on such date in equal monthly installments of principal and interest (mortgage style) amortized over a 24-month schedule at the Modified Term Loan Interest Rate. The entire Term Loan principal balance, including a balloon payment, and all accrued but unpaid interest shall be due and payable on the Modified Term Loan Maturity Date.

(iii)        No Setoff; ACH Authorization to Debit Payments. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable under this Agreement or the Term Note, as applicable.

6.            Section 2.1(f)(i) of the Loan Agreement is hereby amended such that the term “Warrant” shall refer to the Original Warrant for the purpose of determining the Fixed Conversion Price for Lender’s Conversion Option set forth in Section 2.1(f)(iii), but for the purpose of determining the Fixed Conversion Price for Borrower’s Conversion Option set forth in Section 2.1(f)(i), the term “Warrant” shall refer to either the Original Warrant or the Second Amendment Warrant, at Borrower’s option. For purposes of clarity, the provisions set forth in Section 2.1(f) shall not be expanded or refreshed in connection with this Second Amendment; over the full term of the Term Loan, the aggregate amount of Borrower’s Conversion Option is limited to $1,000,000, and the aggregate amount of Lender’s Conversion Option is $1,000,000.

7.            Section 2.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.4           Prepayment. At its option upon at least 7 business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Effective Date, 2.50%; after twelve (12) months but prior to twenty four (24) months, 1.50%; and thereafter, 0.50% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Lender agrees to waive any Prepayment Charge with regard to any prepayment that results from the refinancing of any Secured Obligation by Lender or an amendment to this Agreement.

8.            Section 2.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.5          End of Term Charges.

(a)          On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $350,000.00. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date. For purposes of clarity, no interest shall be payable upon such amount until the occurrence of a condition contained in sections 2.5(a)(i), (ii) or (iii).

(b)          On the earliest to occur of (i) the Modified Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $250,000.00. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Effective Date. For purposes of clarity, no interest shall be payable upon such amount until the occurrence of a condition contained in sections 2.5(b)(i), (ii) or (iii).

9.            Section 11.2 of the Loan Agreement is hereby amended to designate Borrower’s address for notices as: 20271 Goldenrod Lane, 2nd Floor, Germantown, MD 20876.

10.          Effect of this Second Amendment. The provisions of this Second Amendment shall be effective for all parties effective as of the Effective Date. Except as necessary to carry out the intent of this Second Amendment and as specifically modified pursuant hereto, no other changes or modifications to the Loan Agreement are intended or implied and in all other respects such documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and are hereby specifically ratified, reaffirmed and confirmed by all parties hereto as of the effective date hereof.

11.          Except as provided for in the Amended Schedules, Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Second Amendment (except to the extent such representations and warranties contained in the Loan Agreement speak as of an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date).

12.          This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

13.          Conditions Precedent. As a condition to the effectiveness of this Second Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)          this Second Amendment fully executed by the Parties;

(b)          an amount equal to all Lender’s expenses incurred through the Effective Date;

(c)          the Second Amendment Non-Renewable Facility Charge, which shall be deemed earned as of the Effective Date;

(d)          the Second Amendment Commitment Fee;

(e)          the Second Amendment Warrant to purchase shares of Borrower’s stock with a Warrant Coverage (as such term is defined therein) of $200,000; and

(f)           such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment on the date first written above.

NEURALSTEM, INC.

By:
Name: I. Richard Garr
Title: President and CEO

HERCULES TECHNOLOGY III, L.P.

By: Hercules Technology SBIC Management, LLC, its general partner

By: Hercules Technology Growth Capital, Inc., its manager

By:
Name: Ben Bang
Title: Associate General Counsel